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                       CONSENT OF INDEPENDENT ACCOUNTANTS


   We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-68490, No. 33-82798 and No. 33-92866) of
Superconductor Technologies Inc. of our report dated February 14, 1997 appearing on page 28 of this Annual Report on Form 10-K.



PRICE WATERHOUSE LLP

Los Angeles, California
March 27, 1997



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